Exhibit 10.3

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (“Agreement”) is made and entered as of the 6th day of April, 2006, by and among by and among VHT ACQUISITION COMPANY, a corporation organized and existing under the laws of the State of Florida (the “Buyer”) and ZAC CAPITAL PARTNERS, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“ZAC”). Collectively, ZAC and the Buyer shall be defined as the “Parties”, and each individually as a “Party”.

RECITALS:

WHEREAS, Buyer and ZAC, inter alia, are parties to that certain Asset Purchase Agreement, dated as of even date herewith (“Purchase Agreement”), pursuant to which substantially all of the assets of VantaHealth Technologies, LLC are being purchased by the Buyer;

WHEREAS, in connection with such purchase, the Buyer wishes to engage ZAC to provide certain Services (as hereinafter defined);

WHEREAS, ZAC is willing to provide the Services in connection with the operation of the Business (as such term is defined in the Purchase Agreement), to the Buyer, for the convenience of the Buyer, under the terms and conditions specified herein; and

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that ZAC and the Buyer enter into this Agreement.

NOW,  THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1
TRANSITION SERVICES

1.1 Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to such terms in the Purchase Agreement.

“Services” means the transition services required by Buyer from ZAC and which ZAC shall provide from the Closing Date and for a period of 150 days thereafter and shall including, without limitation, the following transition services: (i) transition assistance with respect to existing clients of the Seller, (ii) assistance with such access to the Seller’s books and records as Buyer may reasonably request, (iii) introduction of the Buyer’s representatives to the Seller’s existing sales lead pipeline, (iv) assistance in connection with the collection of existing accounts receivable, and (vi) such other services as Buyer may reasonably request be performed in order to diligently pursue a smooth transition of the Business and its operations to the Buyer and to resolve any issues which may arise in connection therewith.

1.2 Agreement to Provide Services. Subject to the terms and conditions hereof, during the Term (as defined in Section 2.1 hereof), the Buyer hereby engages ZAC, and ZAC hereby accepts such engagement, to provide Services to the Buyer. The Buyer acknowledges and agrees that access to and use of the Services is provided solely for the use of the Buyer and solely in connection with the operation of the Business during the Term.

1.3 Limitations. ZAC and/or Buyer agree as follows, as applicable, and the Buyer hereby acknowledges the following limitations with respect to ZAC’s provision of the Services:

(a) Manner of Performance. ZAC recognizes that its provision of Services to the Buyer is beneficial to ZAC, and agrees that it will endeavor to perform the Services hereunder with the same degree of care, skill and diligence with which it performs similar services for itself, consistent with practices in effect immediately prior to the Closing in connection with the operation of the Business, including without limitation, with respect to the type, quality and timeliness of such services, subject to variation in the provision of such Services that may be inherent in the plan of Services requested by the Buyer hereunder.

(b) Inability to Provide Services. In the event that ZAC is unable to or have insufficient capacity to meet the Buyer’s requirements for the Services, then ZAC shall provide prompt notice to Buyer of such inability. The Parties shall use their best efforts to consult and cooperate with each other in order to establish mutually acceptable priorities for the provision of the Services.

1.4 Mutual Cooperation

The Parties and their respective Affiliates shall cooperate with each other in connection with the performance of the Services hereunder, including producing on a timely basis all information that is reasonably requested with respect to the performance of the Services and the transition at the end of the Term.

SECTION 2
TERM OF AGREEMENT; DEFAULT; TERMINATION

2.1 Term and Termination.

The term (“Term”) of this Agreement shall commence on the date hereof and continue until termination. The Agreement shall terminate upon the earliest to occur of the following: (a) mutual agreement of the Parties; or (b) September 1, 2006.

2.2 Effect of Termination. Upon termination of this Agreement by either Party:

(a) The Buyer shall pay all unpaid amounts or charges owed to ZAC as provided in this Agreement.

(b) Where Services with a determinable end date have been partially completed, ZAC shall complete such partially completed Services and shall then cease to provide such Services hereunder. Where Services do not have a determinable end date, ZAC shall cease to provide such Services at a date to be mutually determined by the Parties.

2.3 Default

  (a) Either Party shall be deemed to be in default (such defaults, together with the defaults described in Section 2.3(b), each a “Default”) hereunder upon the occurrence of any one or more of the following events with respect to it:

(i) Failure to perform or fulfill any material obligation or condition of this Agreement to be performed or fulfilled by such Party, if such failure continues for thirty (30) days (or such longer period of time as is agreed by the Parties to be reasonably necessary to allow such Party to so perform or observe such obligation) after written notice thereof is given by the other Party; or

   (ii) The making of any general assignment or arrangement for the benefit of creditors, the filing of a voluntary or involuntary petition in bankruptcy by or against such Party under any bankruptcy or insolvency law or similar proceeding, the appointment of a trustee or receiver or the commencement of a similar proceeding to take possession of, or the attachment or other judicial seizure of, substantially all of such Party’s assets, or the taking by such Party of any action in furtherance of the foregoing.

(b) The Buyer shall be deemed to be in default hereunder if it fails to make any payment when due hereunder, if such failure continues for thirty (30) days after such payment was due, unless such payment is being actively contested in good faith by the Buyer.

2.4 Survival

Notwithstanding any termination of this Agreement, (i) Sections 3, 4, and 6.1 and this Section 2.4 shall survive any such termination; and (ii) any outstanding payment obligations of the Buyer to ZAC, and all provisions of this Agreement relating to payment of amounts due, shall survive any such termination, until all such sums are paid in full.

2.5  Mutual Cooperation and Additional Assumptions.

Prior to the termination of this Agreement, the parties shall reasonably cooperate in good faith to facilitate an orderly transition of responsibility for the Services, and each party shall deliver to the other party copies of such documents, records and information as are reasonably necessary to achieve such transition. Upon the termination of this Agreement, ZAC promptly shall deliver to Buyer copies of all remaining documents, records and information in ZAC’s possession and owned by Buyer or to which Buyer is otherwise entitled pursuant to the Purchase Agreement that may be reasonably necessary for the other party to assume complete internal responsibility for all of the Services.

SECTION 3
FEES, EXPENSES AND INVOICES

3.1 Fees

In consideration for its performance of the Services, the Buyer shall pay to ZAC an aggregate of $100,000 payable on or prior to April 20, 2006. Payments due on the Closing date shall be paid by wire transfer directly to the account previously specified by ZAC in connection with the Closing.

SECTION 4
INDEMNIFICATION; REMEDIES

4.1 Buyer’s Remedies.

Regardless of the nature of any claim or the form of any action that may be brought against ZAC by the Buyer as a result of or arising out of actions, errors or omissions of ZAC in failing to provide the Services in the manner described in Section 1.3(a) (“Defective Service”), the Buyer’s sole remedy in such instance shall be (i) to demand that ZAC provide the Service in the manner described in Section 1.3(a), whereupon ZAC shall in good faith attempt to provide the Services in such manner, or, (ii) if such Service cannot, for any reason be provided in such manner, ZAC’s reimbursement to the Buyer for any payment made by the Buyer for Defective Service, or, if such Defective Service has not yet been paid for by the Buyer, the cancellation of any obligation of the Buyer to pay the fees for such Defective Service and any expenses related thereto (at which time, the obligation of ZAC to provide such Service shall be cancelled).

4.2 Third Party Indemnity

This Agreement is for the sole and exclusive benefit of the Parties, and it shall not be deemed to be for the direct or indirect benefit of any other person or entity, including without limitation either Party’s customers, suppliers or employees. ZAC shall indemnify and hold harmless the Buyer and its Affiliates, officers, directors, employees, and agents, against and from any liability, loss, damage, cost and expense (including attorneys’ fees and costs of litigation) (collectively, “Losses”) arising out of or in connection with any claim or action that any person or entity may make or file against the Buyer or its Affiliates or any of its officers, directors, employees, or agents in connection with this Agreement or the Services, regardless of the standard of negligence or culpability alleged.

SECTION 5
INDEPENDENT CONTRACTOR

In performing the Services hereunder, ZAC shall operate as and have the status of independent contractors, subject only to the general direction of the Buyer regarding the Services to be rendered, as opposed to the method of performance of such Services. No Party’s employees shall be considered employees or agents of the other Party, nor shall the employees of any Party be eligible or entitled to any benefits, perquisites or privileges given or extended to any of the other Party’s employees. Nothing contained in this Agreement shall be deemed or construed to create a joint venture or partnership between the Parties. No Party shall have any power to control the activities and/or operations of the other Party. No Party shall have any power or authority to bind or commit any other Party.

SECTION 6
MISCELLANEOUS

6.1 Governing Law

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Florida.

6.2 Submission to Jurisdiction

Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the County of Miami-Dade, State of Florida in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Party with respect thereto.

6.3 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

6.4 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

6.5 Entire Agreement

This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties regarding the subject matter hereof. This Agreement (including the documents referred to herein) supersedes any prior understandings, agreements, or representations by or between the Parties, whether written or oral, with respect to the subject matter hereof. No amendment or modification of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto.

6.6 Waivers

No waiver of any provision of this Agreement shall be implied, and no waiver shall be valid unless it is in writing and signed by the person or Party to be charged. No waiver of any breach of any of the terms, provisions or conditions of this Agreement shall be construed as or held to be a waiver of any other breach, or a waiver of, acquiescence in, or consent to, any further or succeeding breach hereof.

6.7 Severability

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

6.8 Headings

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the provisions of this Agreement.

6.9 Amendment

No modification or amendment of this Agreement will be binding upon either Party unless in a writing expressly referencing this Agreement and duly executed by each Party.

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IN WITNESS WHEREOF, the Parties have executed this Transition Services Agreement as of the date first above written.

BUYER:

VHT Acquisition Company

By: /s/ B. M. Milvain
B. M. Milvain

ZAC Capital Partners, LLC

By: /s/ Anthony D. Zingarelli
Anthony D. Zingarelli, Manager